UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 24, 2021

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road, Suite 200
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 24, 2021 (the “Fourth Amendment Effective Date”), Blue Bird Corporation (the “Company”) entered into that certain Fourth Amendment, dated as of November 24, 2021, by and among the Company, the Borrower (as defined below), Bank of Montreal, as Administrative Agent and the Lenders (as defined below) party thereto (the “Fourth Amendment”). The Fourth Amendment amended the Credit Agreement, dated as of December 12, 2016 (the “Credit Agreement”, as amended by that certain First Amendment to Credit Agreement, dated as of September 13, 2018 (the “First Amendment”), that certain Second Amendment to Credit Agreement, dated as of May 7, 2020 (the “Second Amendment”), that certain Third Amendment to Credit Agreement, dated as of December 4, 2020 (the “Third Amendment”), and as further amended by the Fourth Amendment, the “Amended Credit Agreement”), by and among the Company and certain of its subsidiaries, including Blue Bird Body Company as the borrower (the “Borrower”), and Bank of Montreal, as Administrative Agent and an Issuing Bank, Fifth Third Bank, as Co-Syndication Agent and an Issuing Bank, and Regions Bank, as Co-Syndication Agent, and certain other financial institutions from time to time party thereto (collectively, the “Lenders”).

The Fourth Amendment, among other things, provides for certain temporary amendments to the Credit Agreement from the Third Amendment Effective Date (as defined in the Amended Credit Agreement) through and including (a) April 1, 2023 (the “Limited Availability Period”), or (b) the first date on which the Borrower elects to terminate the Limited Availability Period, in each case, subject to (x) the absence of a default or event of default and (y) pro forma compliance with the financial covenant performance covenants under the Amended Credit Agreement.
With respect to the financial performance covenants, the minimum EBITDA the Company is required to maintain during the Limited Availability Period has been updated as set forth in the table below:

Period	Minimum Consolidated EBITDA
Fiscal quarter ending January 2, 2021	$24,500,000
Fiscal quarter ending April 3, 2021	$19,300,000
Fiscal quarter ending July 3, 2021	$24,700,000
Fiscal quarter ending October 2, 2021	$27,500,000
Fiscal quarter ending January 1, 2022	$14,500,000
Fiscal quarter ending April 2, 2022	($4,500,000)
Fiscal quarter ending July 2, 2022	($6,800,000)
Fiscal quarter ending October 1, 2022	$20,000,000

Additional amendments to the financial performance covenants provide that the total net leverage ratio test is not applicable during the Limited Availability Period for the fiscal quarters ending January 1, 2022 through October 1, 2022. In the event that the Borrower elects to terminate the Limited Availability Period during this time, then the maximum total net leverage ratio permitted is 3.50:1.00. The minimum liquidity (in the form of undrawn availability under the revolving credit facility and unrestricted cash and cash equivalents) that the Company must maintain during the Limited Availability Period has been amended as set forth in the table below:

Period	Minimum Liquidity
Fourth Amendment Effective Date through January 1, 2022	$10,000,000
January 2, 2022, through April 2, 2022	$5,000,000
April 3, 2022, through July 2, 2022	$15,000,000
Thereafter	$20,000,000

A new financial performance requirement has also been added to the Amended Credit Agreement, requiring that certain school bus units manufactured by the Company (the “Units”) not fall below the pre-set thresholds set forth in the table below on a three-month trailing basis (the “Units Covenant”). The Units Covenant is triggered only if the Company’s liquidity for the most-recently ended fiscal month is less than $50 million during the Limited Availability Period:

Period	Minimum Units Booked
Three month period ending November 27, 2021	1,128
Three month period ending January 1, 2022	776
Three month period ending January 29, 2022	748
Three month period ending February 26, 2022	727
Three month period ending April 2, 2022	763
Three month period ending April 30, 2022	1,111
Three month period ending May 28, 2022	1,525
Three month period ending July 2, 2022	2,053
Three month period ending July 30, 2022	2,072
Three month period ending August 27,2022	2,199
Three month period ending October 1, 2022	2,306

If the Units during any three-fiscal month period set forth above is less than the minimum required by the Units Covenant, then the Borrower may elect to carry forward up to 50% of certain applicable excess Units to satisfy the Units Covenant requirement. The Borrower may not make such election in two consecutive three-fiscal month periods.

The pricing grid in the Amended Credit Agreement, which is based on the ratio of the Company’s consolidated net debt to consolidated EBITDA, shall be determined in accordance with the amended pricing matrix set forth below:

Level	Total Net Leverage Ratio	ABR Loans	Eurodollar Loans
I	Less than 2.00x	0.75%	1.75%
II	Greater than or equal to 2.00x and less than 2.50x	1.00%	2.00%
III	Greater than or equal to 2.50x and less than 3.00x	1.25%	2.25%
IV	Greater than or equal to 3.00x and less than 3.25x	1.50%	2.50%
V	Greater than or equal to 3.25x and less than 3.50x	1.75%	2.75%
VI	Greater than or equal to 3.50x and less than 4.50x	2.00%	3.00%
VII	Greater than or equal to 4.50x and less than 5.00x	3.25%	4.25%
VIII	Greater than 5.00x	4.25%	5.25%
During the Limited Availability Period (notwithstanding the pricing grid set forth above), the applicable rate shall be (a) solely to the extent that the aggregate revolving exposures exceeds $100 million, 5.75% with respect to such excess and (b) with respect to all other revolving exposures, the sum of the rate determined by the Administrative Agent in accordance with the pricing grid set forth above, plus 0.50%.

Additional allowances have been made in the Fourth Amendment for the Company to issue or incur up to $100 million of qualified equity interests issued by the Company, unsecured subordinated indebtedness or unsecured convertible indebtedness (collectively, “Junior Capital”). Upon the issuance or incurrence of any Junior Capital, the Company is required to prepay the outstanding revolving loans (with no permanent reduction in the revolving commitments) in an amount equal to the lesser of (a) 100% of the net proceeds from such Junior Capital and (b) the aggregate of revolving exposures then outstanding. Prior to the initial issuance or incurrence of any Junior Capital, any issuance, amendment, renewal, or extension of credit during the Limited Availability Period may not cause the aggregate outstanding credit facility principal to exceed $110 million (the “Availability Cap”). Following any issuance or incurrence of Junior Capital, the Availability Cap is permanently reduced to $100 million.

For the duration of the Limited Availability Period, the Amended Credit Agreement sets forth additional monthly reporting requirements in connection with the manufactured school bus units required by the financial performance covenants.
The foregoing description of the Fourth Amendment is a summary and is qualified in its entirety by reference to a copy of the Fourth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of November 24, 2021, by and among the Company, School Bus Holdings, Inc. and certain of its subsidiaries, including Blue Bird Body Company as the borrower, Bank of Montreal, as Administrative Agent and certain other financial institutions party thereto.

99.1	Press Release of the Company, dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	November 29, 2021	/s/ Paul Yousif
Paul Yousif
Senior Vice President, Treasurer and General Counsel